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                                                                    EXHIBIT 10.6

                                     LEASE

THIS LEASE IS MADE ON THE TENTH DAY OF MAY, 1990, BY AND BETWEEN LOS GATOS BUSINESS PARK, A CALIFORNIA LIMITED PARTNERSHIP (HEREINAFTER CALLED "LESSOR"), AND TRANSCRIPTION ENTERPRISES, LIMITED, A CALIFORNIA CORPORATION (HEREINAFTER CALLED "LESSEE").

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS
FOLLOWS:

1.   Premises. Lessor leases to Lessee, and Lessee leases from Lessor, upon the
     --------
     terms and conditions herein set forth, those certain Premises ("Premises") situated in the City of Los Gatos, County of Santa Clara, California, as outlined in Exhibit "A" attached hereto and described as follows: approximately 2,394 square feet of a larger 22,272 square foot building located at 101 Albright Way, Los Gatos, California.

2.   Term. The term of this Lease shall be for three (3) years, commencing on
     ----
     August 1, 1990, and ending on July 31, 1993, unless sooner terminated pursuant to any provision hereof.

3.   Rent. Lessee shall pay to Lessor rent for the Premises of Two Thousand,
     ----
     Eight Hundred Seventy-Three and 00/100 Dollars ($2,873.00) per month in lawful money of the United States of America. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor as follows: $2,873.00 shall be paid upon execution of the Lease, which sum represents the amount of the first month's rent. If Lessee is not in default of any provision of this Lease, this sum, without interest thereon, shall be applied toward the rent due for the last month of the term of this Lease or the extended term, pursuant to any extension of the initial term in accordance with the provisions of this Lease. Pursuant to Paragraph 5 of this Lease Agreement, a deposit of $2,490 shall be made by Lessee and held by Lessor. The deposit shall be paid upon execution of the Lease. $2,873.00 shall be paid on August 1, 1990, and in advance on the first (1st) day of each succeeding calendar month until July 31, 1993. Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within five (5) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

          If, for any reason whatsoever, Lessor cannot deliver possession of the Premises on the commencement date set forth in Paragraph 2 above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event,

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     Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee and the commencement and termination dates of this Lease shall be revised to conform to the date of Lessor's delivery of possession. In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease, including the obligation to pay rent at the same monthly rate as that prescribed for the first month of the Lease term.

4.   Option to Extend Term. In no event shall the monthly rent for any extended
     ---------------------
     term be less than the monthly rent paid immediately prior to such extended term.

5.   Security Deposit. Lessor acknowledges that Lessee has deposited with
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     Lessor a Security Deposit in the sum of Two Thousand, Eight Hundred
     Seventy-Three and 00/100 Dollars ($2,490.00) to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit
     (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall, within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants, and conditions of this Lease and, at the end of the term of this Lease, leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor's general funds, or can co-mingle the Security Deposit with the Lessor's general and other funds.

6.   Use of the Premises. The Premises shall be used exclusively for the purpose
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     of computer software marketing and engineering normal and customary to the industry.

          Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.

          Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper. Lessee shall

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     comply with all the covenants, conditions, and/or restrictions ("C.C. &
     R.'s") affecting the Premises.

          Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.

7.   Taxes and Assessments.
     ---------------------

     A. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee's fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

     B. All property taxes or assessments levied or assessed or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor. Lessee shall reimburse Lessor for Lessee's proportionate share of such taxes or assessments within ten (10) days of receipt of Lessor's invoice demanding such payment. Lessee's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

8.   Insurance.
     ---------

     A.   Indemnity. Lessee agrees to indemnify and defend Lessor against and
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          hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees) on account of, or arising out of, the condition, use, or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees, and invitees.

     B.   Liability Insurance. Lessee shall, at its expense, obtain and keep in
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          force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Lessor of not less than one million dollars ($1,000,000) for bodily injury or death as a result of one occurrence, and five hundred thousand dollars ($500,000) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to withhold unreasonably. Prior to possession, Lessee shall deliver to Lessor a certificate of insurance evidencing the existence of the policy which
          (1) names

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          Lessor an additional insured, (2) shall not be canceled or altered without thirty (30) days' prior written notice to Lessor, (3) insures performance of the indemnity set forth in Section A of Paragraph 9, and (4) coverage is primary and any coverage by Lessor is in excess thereto.

     C.   Property Insurance. Lessor shall obtain and keep in force during the
          ------------------
          term of this Lease a policy or policies of insurance (including earthquake and flood coverage) covering loss or damage to the Premises, in the amount of the full replacement value thereof. Lessee shall pay to Lessor its pro-rata share of the cost of said insurance within ten (10) days of Lessee's receipt of Lessor's invoice demanding such payment.

     D. Lessee hereby releases Lessor, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property of Lessee in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of insurance in force at the time of such loss.

9.   Utilities. Lessee shall pay for all water, gas, light, heat, power,
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     electricity, telephone, trash removal, landscaping, sewer charges, and all other services, including normal and customary property management fees, supplied to or consumed on the Premises. In the event that any such services are billed directly to Lessor, then Lessee shall reimburse Lessor for such expenses within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment.

10.  Repairs and Maintenance.
     -----------------------

     A. Subject to provisions of Paragraph 15, Lessor shall keep and maintain the roof, paving, structural elements, landscaping, irrigation, and exterior walls of the building in which the Premises are located in good order and repair. Lessee shall reimburse Lessor for its proportionate share of said expenses within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment. If, however, any repairs or maintenance is required because of an act or omission of Lessee or its agents, employees, or invitees, Lessee shall pay to Lessor upon demand one hundred percent (100%) of the costs of such repair and maintenance.

     B. Except as expressly provided in Subparagraph A above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and the electrical, plumbing, lighting, heating, and air conditioning systems in good and sanitary order, condition, and repair. Lessee shall, at its own expense, for the duration of this Lease, retain a service company, approved by Lessor, to provide routine maintenance and repairs of the heating, ventilation, and air conditioning systems.

               Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due. Lessee hereby expressly waives the provision of Subsection 1 of Section 1932, and Sections 1941

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          and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 1942 of said Civil Code.

11.  Alterations and Additions. Lessee shall not make, or suffer to be made, any
     -------------------------
     alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, without prior written consent of Lessor and without a valid building permit issued by the appropriate governmental authority. Lessor retains, at his sole option, the right to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to their prior condition. Any alteration, addition, or improvement to the Premises, shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Lessor can elect, however, within thirty (30) days before expiration of the term or within five (5) days after termination of the term, to require Lessee to remove any alterations, additions, or improvements that Lessee has made to the Premises. If Lessor so elects, Lessee shall restore the Premises to the condition designated by Lessor in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Alterations and additions which are not to be deemed as trade fixtures including heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, carpeting, or any other installation which has become an integral part of the Premises. In the event that Lessor consents to Lessee's making any alterations, improvements, or additions, Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, which shall remain posted until completion of the alterations, additions, or improvements. Lessee's failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.

          If, during the term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same.

12.  Acceptance of the Premises and Covenant to Surrender. By entry and taking
     ----------------------------------------------------
     possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry, and Lessee further accepts any tenant improvements to be constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements.

          Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting for such wear and tear as would be normal for the period of the Lessee's occupancy. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets steam cleaned, the walls and columns painted, the flooring waxed, any damaged ceiling tile replaced, the windows cleaned, the drapes cleaned, and any damaged doors replaced.

          If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in

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     so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

13.  Default. In the event of any breach of this Lease by the Lessee, or an
     -------
     abandonment of the Premises by the Lessee, the Lessor has the option of (1.) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee; or (2.) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1.) the worth at the time of award of the unpaid rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2.) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3.) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4.) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom. "The worth at the time of award," as used in (1.) and (2.) of this Paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of award," as used in (3.) of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

          If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then, in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession: (1.) acts of maintenance or preservation, or efforts to relet the property; (2.) the appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

          Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign of sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

          If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1.) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2.) all costs, including for maintenance, incurred by

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     Lessor in reletting; (3.) rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee by entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.

          Lessor, at any time after Lessee commits a default, can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge form the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

          Rent not paid when due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.

14.  Destruction. In the event the Premises are destroyed in whole or in part
     -----------
     from any cause, Lessor may, at its option, (1.) rebuild or restore the Premises to their condition prior to the damage or destruction or (2.) terminate the Lease.

          If Lessor does not give Lessee notice in writing within thirty (30) days from the destruction of the Premises of its election either to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. Lessor's obligation to rebuild or restore shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises.

          Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code. In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not.

15.  Condemnation. If any part of the Premises shall be taken for any public or
     ------------
     quasi-public use, under any statute of by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking. Lessor shall have the option to terminate

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     this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part of all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises. Each party waives the provisions of the Code of Civil Procedure, Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

16.  Free from Liens: Lessee shall (1.) pay for all labor and services performed
     ---------------
     for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2.) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3.) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4.) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3904; or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

17.  Compliance with Laws. Lessee shall, at its own cost, comply with and
     --------------------
     observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.

18.  Subordination. Lessee agrees that this Lease shall, at the option of
     -------------
     Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments.

19.  Abandonment. Lessee shall not vacate or abandon the Premises at any time
     -----------
     during the term; and if Lessee shall abandon, vacate, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.

20.  Assignment and Subletting. Lessee's interest in this Lease is not
     -------------------------
     assignable, by operation of law or otherwise, nor shall Lessee have the right to sublet the Premises, transfer any interest of Lessee's therein, or permit any use of the Premises by another party, without the prior written consent of Lessor to such assignment, subletting, or transfer of use.

          If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner(s) owning fifty percent (50%) or more of the partnership, of the dissolution of the partnership, shall be deemed as a voluntary assignment.

          If Lessee consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to the other or from a majority of persons to the others, shall be deemed a voluntary assignment.

          If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or sale of at least fifty-one percent (51%) of the value of the assets of Lessee, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for the election of directors. This Paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

          In the event of any subletting or transfer which is consented to, or not consented to, by Lessor, a subtenant or transferee agrees to pay monies or other consideration, whether by increased rent or otherwise, in excess of or in addition to those provided for herein, then all of such excess or additional monies or other consideration shall be paid solely to Lessor, and this shall be one of the conditions to obtaining Lessor's consent.

          Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that, until the occurrence of an act of default by the Lessee, Lessee shall have the right to collect such rent.

          A consent to one assignment, subletting, occupation, or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of the Lessor, terminate this Lease. Lessor's waiver or consent to any assignment or subletting hereunder shall not relieve Lessee from any obligation under this Lease unless the consent shall so provide. If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorneys' fees incurred in conjunction with each such request.

21.  Parking Charges. Lessee agrees to pay upon demand, based on its percent of
     ---------------
     occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency.

22.  Insolvency or Bankruptcy. Either (1.) the appointment of a receiver to
     ------------------------
     take possession of all or substantially all of the assets of Lessee, or (2.) a general assignment by Lessee for the benefit of creditors, or (3.) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this

     Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.

23.  Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to
     -------------------
     (1.) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (a.) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b.) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and (c.) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2.) to deliver to Lessor the current financial statements of Lessee with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the current fiscal year and the two immediately prior fiscal years, all prepared in accordance with Generally Accepted Accounting Principles consistently applied. Lessee's failure to deliver an estoppel certificate within three (3) days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificates within the three (3) days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party.

24.  Surrender of Lease. The voluntary or other surrender of this Lease by
     ------------------
     Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such Subleases or Subtenancies.

25.  Attorneys' Fees. If, for any reason, any suit be initiated to enforce any
     ---------------
     provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys' fees, as fixed by the court.

26.  Notices. All notices to be given to Lessee may be given in writing,
     -------
     personally, or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

          LESSOR:   LOS GATOS BUSINESS PARK
                    POST OFFICE BOX 10098
                    PALO ALTO, CALIFORNIA 94303-0854

          LESSEE:   TRANSCRIPTION ENTERPRISES LIMITED
                    101 ALBRIGHT WAY
                    LOS GATOS, CALIFORNIA 95030

27.  Transfer of Security. If any security be given by Lessee to secure the
     --------------------
     faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption by such transferee of lessor's obligations under this Lease.

28.  Waiver. The waiver by Lessor or Lessee of any breach of any term,
     ------
     covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

29.  Holding Over. Any holding over after the expiration of the term or any
     ------------
     extension thereof, with the consent of lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-half (1 1/2) times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

30.  Covenants, Conditions, and Restrictions. Attached hereto, marked Exhibit
     ---------------------------------------
     "C" and by this reference incorporated as if set out in full, are Covenants, Conditions, and Restrictions pertaining to Los Gatos Business Park. As a condition to this Lease, Lessee agrees to abide by all of said Covenants, Conditions, and Restrictions. Moreover, such reasonable rules and regulations as may be hereafter adopted by Lessor for the safety, care, and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Lessee agrees to obey all such rules and regulations.

31.  Limitation on Lessor's Liability. If Lessor is in default of this Lease,
     --------------------------------
     and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.

32.  Miscellaneous.
     -------------

     A. Time is of the essence of this Lease, and of each and all of its provisions.

     B. The term "building" shall mean the building in which the Premises are situated.

     C. If the building is leased to more than one tenant, then each such tenant, its agents, officers, employees, and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such Tenant) to make reasonable use of any driveways, sidewalks, and parking areas located on the parcel of land on which the building is situated, except such parking areas as may from time to time be leased for exclusive use by other Tenant(s).

     D. Lessee's such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the building.

     E.   The term "assign" shall include the term "transfer."

     F. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

     G. All parties hereto have equally participated in the preparation of this Lease.

     H. The headings and titles to the Paragraphs of this Lease are not a part of this Lese and shall have no effect upon the construction or interpretation of any part thereof.

     I. Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

     J. This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

     K. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

     L. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

     M. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

     N. All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.



LESSOR:                                      LESSEE:

LOS GATOS BUSINESS PARK,                     TRANSCRIPTION ENTERPRISES LIMITED,
A CALIFORNIA LIMITED PARTNERSHIP             A CALIFORNIA CORPORATION

By: /s/ Howard J. White III                  By: /s/ Kevin MacLean
    HOWARD J. WHITE, III                         AUTHORIZED OFFICER
    GENERAL PARTNER

DATE: 7/16/90                                DATE: 7/12/90
      -------                                      -------

                                   ADDENDUM

TO THAT CERTAIN LEASE DATED MAY 10, 1990, BY AND BETWEEN LOS GATOS BUSINESS PARK, A CALIFORNIA LIMITED PARTNERSHIP, LESSOR, AND TRANSCRIPTION ENTERPRISES, LIMITED, A CALIFORNIA CORPORATION, LESSEE.

The following wording is added to the base Lease:

34.  First Right of Refusal. Lessor here by grants to Lessee a right of first
     ----------------------
     and second refusal to lease additional space in the building as shown in Exhibit "B." Lessee shall have three (3) business days after receipt of Lessor's notification of proposal to accept the same in writing, upon the
     --------
     identical terms and conditions outlined herein. Failure by Lessee to accept within three (3) days shall be deemed a rejection. Lessor's notification shall be defined as Lessor's written offer or proposal to a third party. If Lessee defaults under this Lease, this right of first refusal shall be null and void.

35.  Option to Extend.
     ----------------

     Lessor hereby grants to Lessee the right to extend the term of this Lease for one (1) three (3)-year period, provided that:

     (i) Lessor receives written notice from Lessee six (6) months prior to the expiration date of said Lease.

     (ii) Lessee is not in default when exercising its option to extend term or when the option to extend term commences.

     Upon receipt by Lessor of Lessee's written notice, Lessor and Lessee shall have thirty (30) days to agree upon a fair market rental rate. If Lessor and Lessee are unable to agree within said thirty (30)-day period, this option to extend term shall be null and void, and neither party hereto shall have the right to seek Court or other third-party relief. In no event shall the rent paid during the option to extend term to less than the rent paid the last month of the original term of the Lease.

     All other terms and conditions of the Base Lease remain in full force and effect.

36.  The following wording shall be added to Paragraph 6:

     As a material consideration in making this Lease, Lessee reports to Lessor that it is not now nor shall be a user of toxic or hazardous chemicals. In the event that Lessee does at some future time use toxic materials, every legal remedy shall be applicable, and the following paragraph shall apply:

     Should, at any time during the term of this Lease, or for a period of five
     (5) years after the termination or expiration of this Lease, there be charges or findings of toxic waste, spillage, or other contaminants found by a governmental agency to be hazardous and requiring removal or remedial work of the same, Lessee hereunder shall be assumed responsible for, and hold Lessor harmless from, all claims, obligations, liabilities, and costs, including reasonable attorneys' fees, for the removal, remedial work, or other action required by the governmental agency so prescribing said action, or any other agency having jurisdiction unless lessee can demonstrate that such toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessee's expense. Lessee shall pay such costs within fifteen (15) days from the date of invoice by Lessor. If any such toxic waste, spillage, or other contaminants are found upon the Premises, Lessee shall deposit with Lessor, within fifteen (15) days of notice from Lessor to Lessee to do so, the amount necessary to remove such substances and remedy the problem.

AGREED AND ACCEPTED:                        AGREED AND ACCEPTED:

LESSOR                                      LESSEE
LOS GATOS BUSINESS PARK,                    TRANSCRIPTION ENTERPRISES LIMITED,
A CALIFORNIA LIMITED PARTNERSHIP            A CALIFORNIA CORPORATION

By: /s/ Signature Illegible^^               By: /s/ Signature Illegible^^
    HOWARD J. WHITE, III                        AUTHORIZED OFFICER
    GENERAL PARTNER

DATE: 7/16/90                               DATE: 7/12/90
      -------                                     -------

                               [EXHIBIT OMITTED]

                               [EXHIBIT OMITTED]

                               [EXHIBIT OMITTED]

                                  ADDENDUM II

TO THAT CERTAIN LEASE DATED MAY 10, 1990, BY AND BETWEEN LOS GATOS BUSINESS PARK, LESSOR, AND TRANSCRIPTION ENTERPRISES, LIMITED, LESSEE.

To that certain Lease the following wording is added:

37.  Exercise of Option
     ------------------

     Lessee and Lessor have agreed that Lessee will exercise the Option to Extend shown in the first Addendum #35, of one (1) three-(3)-year option.

     Rent for the option period shall be as follows:

              Date                                     Amount
              ----                                     ------

        8/1/93 - 7/31/96                             $2,873.00

All other terms and conditions of the base Lease remain in full force and effect.



AGREED AND ACCEPTED:

LESSOR                                       LESSEE
Los Gatos Business Park                      Transcription Enterprises

/s/ Signature Illegible^^                    /s/ Signature Illegible^^
Howard J. White, III                         Authorized Officer
General Partner

Date: 4/12/93                                Date: April 8, 1993
      -------                                      -------------

                                 ADDENDUM III

REFERENCE IS MADE TO THAT LEASE BY AND BETWEEN LOS GATOS BUSINESS PARK, LESSOR, AND TRANSCRIPTION ENTERPRISES, LIMITED, INC., 101-A ALBRIGHT WAY, LOS GATOS, LESSEE, DATED MAY 10, 1990.

To that certain Lease the following wording is added:

LEASE EXTENSION
---------------

Lessor and Lessee have agreed to extend the term of the Lease for a period of three (3) years, August 1, 1996 and terminating July 31, 1999.

Rent for the extended term shall be as follows:

          Period                                      Monthly Rent/NNN
          ------                                      ----------------
       08/01/96 - 07/31/97                                $2,873.00
       08/01/97 - 07/31/98                                $2,993.00
       08/01/98 - 07/31/99                                $3,112.00

OPTION TO EXPAND
----------------

Lessor shall grant to Lessee the option to lease the additional plus or minus2,106 square feet known as 101-B Albright Way, as shown on Exhibit D upon expiration of the existing lease, December 31, 1996. Lessee shall exercise said option by giving Lessor notice of its intention no later than July 1, 1996. Should Lessee exercise its option to expand, Lessor and Lessee agree that the term for both spaces (+/-4,500 square feet) shall be extended four (4) years, commencing January 1, 1997 and terminating December 31, 2000. Total monthly rent would be as follows:

          Period                                      Monthly Rent/NNN
          ------                                      ----------------
       01/01/97 - 12/31/97                                $5.400.00
       01/01/98 - 12/31/98                                $5,625.00
       01/01/99 - 12/31/99                                $5,850.00
       01/01/00 - 12/31/00                                $6,075.00

Provided that Lessee has exercised its option to expand, Lessor agrees to provide Lessee with an allowance of $18,000 for mutually agreeable tenant improvements to be installed by Lessor's contractor.

OPTION TO EXTEND TERM
---------------------

Lessor hereby grants to Lessee the right to extend the term of this Lease for one (1) five (5) year period, provided that:

     (i) Lessor receives written notice from Lessee six (6) months prior to the expiration date of said Lease.

     (ii) Lessee is not in default when exercising its option to extend term or when the option to extend term commences.

Rent for the option period shall be the then prevailing market rent for similar buildings in Los Gatos.

All other terms and conditions of the base Lease remain in full force and effect.

AGREED AND ACCEPTED:
LESSOR                                       LESSEE
Los Gatos Business Park                      Transcription Enterprises, Ltd.

/s/ Signature Illegible^^                    /s/ Signature Illegible^^
Howard J. White, III                         Authorized Representative
General Partner

Date: 1/30/96                                Date: 1/29/96
      -------                                      -------

                               [EXHIBIT OMITTED]

                                  ADDENDUM IV

REFERENCE IS MADE TO THAT LEASE BY AND BETWEEN LOS GATOS BUSINESS PARK, LESSOR, AND TRANSCRIPTION ENTERPRISES, LIMITED, INC., 101-A ALBRIGHT WAY, LOS GATOS, LESSEE, DATED MAY 10, 1990.

To that certain Lease the following wording is added:

EXPANSION
---------

Lessee hereby exercises its option to lease the additional plus or minus2,106 square feet known as 101-B Albright Way, as shown on Exhibit upon expiration of the existing lease, December 31, 1996. As per the terms of the expansion option, Lessor and Lessee agree that the term for both spaces (+/-4,500 square feet) shall be extended four (4) years, commencing January 1, 1997 and terminating December 31, 2000. Total monthly rent will be as follows:

               Period                            Monthly Rent/NNN
               ------                            ----------------

            01/01/97 - 12/31/97                      $5,400.00
            01/01/98 - 12/31/98                      $5,625.00
            01/01/99 - 12/31/99                      $5,850.00
            01/01/00 - 12/31/00                      $6,075.00

Lessor agrees to provide Lessee with an allowance of $18,000 for mutually agreeable tenant improvements to be installed by Lessor's contractor.

All other terms and conditions of the base Lease remain in full force and effect.

AGREED AND ACCEPTED:
LESSOR                                     LESSEE
Los Gatos Business Park                    Transcription Enterprises, Ltd.

/s/ Signature Illegible>^^                 /s/ Signature Illegible>^^, PRESIDENT
Howard J. White, III                       Authorized Representative
General Partner

Date:6/26/96                               Date: June 21, 1996
     -------                                     -------------

                       TRANSCRIPTION ENTERPRISES LIMITED
                               101 ALBRIGHT WAY
                              LOS GATOS, CA 95032

                             LIST OF BANK ACCOUNTS

NAME                                              ACCOUNT NUMBER

Merrill Lynch
Fairmont Plaza
50 West San Fernando Street
San Jose, CA 95113                                  233-07B70

Bank of America
Los Gatos Branch 0142
333 North Santa Cruz Avenue
Los Gatos, CA 95030                                 01422 31195

ABN AMRO Bank NV
Kloosterwandplein 120
Postbus 28
6040 AA Roermond                                    52 80 52 659
The Netherlands                                     52 80 53 841

Boram Bank
ChungAng Branch
85, Da-dong, Chung-gu
Seoul, Korea                                        002-13-02840-0

                       TRANSCRIPTION ENTERPRISES LIMITED
                               101 ALBRIGHT WAY
                              LOS GATOS, CA 95032

                             LIST OF SHAREHOLDERS
                             --------------------

     SHAREHOLDER NAME/ADDRESS                        NUMBER OF SHARES OF COMMON
     ------------------------                        --------------------------
                                                           STOCK OWNED
                                                           -----------

     Roger Sturgeon                                          500,000
     16490 Lucky Road
     Los Gatos, CA 95030

     Kevin D. MacLean                                        250,000
     18550 Overlook Road
     Los Gatos, CA 95030

     Robert and Diana Schuyler                                 4,000
     2235 Westchester Drive
     San Jose, CA 95124

     Maxine Nation                                            18,500
     3390 Oxford Lane
     San Jose, CA 95117

     Verna McDonald                                            4,000
     439 Alberto Way #A103
     Los Gatos, CA 95032

     Mark R. Alamillo                                          2,000
     P.O. Box 542
     Spring Valley, CA 91976

     Camille Russell-Davis                                     2,000
     2584 Neptune Place
     Port Hueneme, CA 93041

     Linn Wenger                                              10,000
     207 Pau Hana Drive
     Soquel, CA 95073

     SHAREHOLDER NAME/ADDRESS                        NUMBER OF SHARES OF COMMON
     ------------------------                        --------------------------
                                                            STOCK OWNED
                                                            -----------

     Todd Pegelow                                              5,000
     16369 Skyline Boulevard
     Woodside, CA 94062

     Monique Cary                                              2,000
     20 Crown Valley Court
     Danville, CA 94506

     TOTAL OUTSTANDING SHARES                                797,500

                       TRANSCRIPTION ENTERPRISES LIMITED
                               101 ALBRIGHT WAY
                              LOS GATOS, CA 95032

                        LIST OF OFFICERS AND DIRECTORS
                        ------------------------------

     NAME                                            ANNUAL COMPENSATION
     ----                                            -------------------

     Roger Sturgeon                                  1999     0
     Director, President, Chief Executive Officer    1998     0
                                                     1997     0

     Kevin D. MacLean                                1999     0
     Director, Secretary, Treasurer                  1998     0
                                                     1997     0

     Marilyn Diola                                   1999     0
     Director                                        1998     0
                                                     1997     0